Exhibit 99.1

Tumi Holdings Announces Financial Results for the Fourth Quarter and Full Year 2012

South Plainfield, NJ - March 20, 2013 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the fourth quarter and full year ended December 31, 2012.
For the fourth quarter of 2012:

•	Net sales increased 18.6% to $126.8 million from $107.0 million in the fourth quarter ended December 31, 2011. There were two extra sales days in the fourth quarter of 2012 compared to 2011.

•	For total Direct-to-Consumer channels, comparable store sales, including company-owned websites, increased 14.6%, following an increase of 14.8% in the fourth quarter of 2011.

•
Direct-to-Consumer North America comparable store sales (including e-commerce sales) increased 14.2%, following an increase of 15.4% in the fourth quarter of 2011. Excluding e-commerce sales, Direct-to-Consumer North America comparable store sales increased 9.4%, following an increase of 14.6% in the fourth quarter of 2011.

•
Direct-to-Consumer International comparable store sales (including e-commerce sales) increased 24.6% in local currency, following an increase of 8.3% in the fourth quarter of 2011. Excluding e-commerce sales, Direct-to-Consumer International comparable store sales increased 23.9% in local currency, following an increase of 2.9% in the fourth quarter of 2011. In U.S. dollars, Direct-to-Consumer International comparable store sales (including e-commerce sales) increased 19.2%, following an increase of 8.3% in the fourth quarter of 2011. Excluding e-commerce sales, Direct-to-Consumer International comparable stores sales increased 18.6% in U.S. dollars, following an increase of 2.9% in 2011.

•	Gross profit increased 15.6% to $73.2 million from $63.3 million in the fourth quarter of 2011. Gross margin was 57.7% compared to 59.2% in the fourth quarter of 2011.

•
Operating income increased 14.9% to $29.1 million from $25.3 million in the fourth quarter of 2011. Operating income margin was 23.0% compared to 23.7% in the fourth quarter of 2011. In the fourth quarter of 2012, the company incurred approximately $0.6 million in operating expenses in conjunction with the secondary common stock offering completed in November 2012. Excluding this one-time expense, operating income increased 17.4% to $29.7 million, and operating income margin was 23.5% in the fourth quarter of 2012.

•
Net income was $16.9 million, or $0.25 per diluted share based on 67.9 million diluted weighted average common shares outstanding, compared to $12.8 million, or $0.24 per diluted share, based on 52.5 million diluted weighted average common shares outstanding in the fourth quarter of 2011. Excluding the aforementioned one-time expense incurred in conjunction with the secondary common stock offering completed in November 2012 ($0.4 million after-tax), net income in the fourth quarter of 2012 was $17.3 million, or $0.25 per diluted share.

•	During the fourth quarter of 2012, Tumi opened three new stores.

•	At December 31, 2012, Tumi operated 114 company-owned stores.

Jerome Griffith, Chief Executive Officer, President and Director, commented, “We are very pleased with the strong finish to 2012, and the great momentum that we have built going into 2013. Importantly, we continue to leverage our market position as an iconic global premium lifestyle brand, broadening our product offering beyond travel-related merchandise and expanding into international markets where we are achieving exceptional growth despite difficult market conditions. During the quarter, we saw positive consumer reaction to our new product introductions, continued brand extensions and three new store openings in North America. We also saw improved retail performance and continued strength in our wholesale business in the EMEA zone, as well as continued growth in the Asia-Pacific region. Based on our recent successes, we continue to believe that significant long-term growth opportunities lie ahead for Tumi.”
For the year ended December 31, 2012:

•	Net sales increased 20.8% to $398.6 million from $330.0 million in the year ended December 31, 2011.

•	Gross profit increased 20.9% to $228.5 million, or 57.3% as a percentage of net sales, from $189.0 million, or 57.3% as a percentage of net sales, in 2011.

•
Operating income increased 18.6% to $71.7 million from $60.4 million in 2011. Excluding a one-time special bonus of $5.5 million to Tumi’s Chief Executive Officer, President and Director in connection with Tumi’s April 2012 initial public offering and the aforementioned one-time expense incurred in conjunction with the secondary common stock offering completed in November 2012 of $0.6 million, operating income increased 28.8% to $77.8 million, or 19.5% as a percentage of net sales, compared to $60.4 million, or 18.3% as a percentage of net sales, in 2011.

•
Net income was $36.8 million, or $0.58 per diluted share based on 63.3 million diluted weighted average common shares outstanding, compared to $16.6 million, or $0.32 per diluted share, based on 52.5 million diluted weighted average common shares outstanding in 2011.

•
Net income before preferred dividend expense (non-cash) and one-time costs, a non-GAAP financial measure, was $48.2 million, or $0.76 per diluted share. In 2012, this measure excluded $7.9 million of non-cash dividend expense on mandatorily redeemable preferred stock and preferred equity interests, the aforementioned one-time special bonus expense of $3.1 million (after-tax) and the aforementioned one-time expense in conjunction with the secondary common stock offering completed in November 2012 of $0.4 million (after-tax). In 2011, net income before preferred dividend expense (non-cash) and one-time costs was $39.4 million, or $0.75 per diluted share, which excluded $22.9 million of non-cash dividend expense on mandatorily redeemable preferred stock and preferred equity interests.

•	Capital expenditures were $20.9 million, compared to $14.5 million in 2011.

Balance Sheet Highlights as of December 31, 2012:
Cash and cash equivalents were $36.7 million as of December 31, 2012, compared with $32.7 million as of December 31, 2011. Inventories were $70.9 million, compared with $60.5 million as of December 31, 2011. The increase in inventory was primarily due to increased production to support new product introductions and sales and store growth.
Outlook
For fiscal 2013, net sales are expected to increase between 18% and 20%. This estimate assumes a comparable store sales growth for the Direct-to-Consumer North America segment in the mid- to high-single digit range and comparable store sales growth for the Direct-to-Consumer International segment in the mid-single digit range. Net income in 2013 is expected to increase between 53% and 59%. Diluted earnings per share are expected to be in the range of $0.82 to $0.86 per diluted share. This estimate assumes diluted weighted-average common shares outstanding of approximately 68.4 million.
Capital expenditures for fiscal 2013 are expected to be in the range of $21.0 million to $26.0 million.

Conference Call
Tumi Holdings, Inc. will host a conference call to discuss fourth quarter results today, March 20, 2013, at 4:30 p.m. ET. The general public can access the call by dialing 1-866-314-5232 (domestic) or 1-617-213-8052 (international). The passcode is 41154856. Please dial in 5 minutes before the start of the call. The conference call will also be webcast live in the Investor Relations section of www.tumi.com. A telephone replay of the call will be available through March 27, 2013; to access the replay, dial 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers and enter access code 90602965. The webcast will be accessible on the website for approximately 90 days after the call.
About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in approximately 200 stores from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Tumi’s current views with respect to, among other things, future events and performance and Tumi’s preliminary estimates for the full year of fiscal 2013. These statements may discuss net sales, gross margin, operating expenses, operating income, net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, dividends, capital structure, organizational structure, future store openings, market opportunities and general market and industry conditions. Tumi generally identifies forward-looking statements by words such as “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs or assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include those set forth under “Risk Factors” in Tumi’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 25, 2012, filed with the SEC on May 23, 2012. Forward-looking statements speak only as of the date on which they are made. Tumi expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Selected Quarterly Financial Data

	For the three months ended
	December 31, 2012	December 31, 2011
	(In thousands, except per share data)
Net sales	$126,847	$106,981
Year over year growth %(1)	19%	19%
Gross margin	73,186	63,330
Selling, general and administrative expenses	44,070	37,994
Operating income	29,116	25,336
Net income	16,937	12,784
Basic weighted average common shares outstanding(2)	67,866,667	52,536,224
Diluted weighted average common shares outstanding(2)	67,866,991	52,536,224
Basic earnings per common share(2)	$0.25	$0.24
Diluted earnings per common share(2)	$0.25	$0.24
Dividend expense on mandatorily redeemable preferred stock and preferred equity interests	$—	$5,714
(1) Year-over-year growth % compares net sales for a particular period with net sales for the comparable prior year interim period.
(2) Gives effect to the 1-to-2,000 reverse common stock split effected in March 2010, the 101.200929-for-1 common stock split effected on April 4, 2012 and the 1.037857-for-1 common stock split effective April 19, 2012.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the Years Ended December 31,
	2012	2011	2010
Net sales	$398,551	$329,968	$252,803
Cost of sales	170,092	140,954	106,533
Gross margin	228,459	189,014	146,270
OPERATING EXPENSES
Selling	24,929	21,957	16,865
Marketing	13,713	13,377	7,779
Retail operations	81,379	67,465	57,526
General and administrative	36,762	25,782	23,474
Total operating expenses	156,783	128,581	105,644
Operating income	71,676	60,433	40,626
OTHER INCOME (EXPENSES)
Interest expense	(1,392)	(2,423)	(4,753)
Dividend expense on mandatorily redeemable preferred stock and preferred equity interests	(7,892)	(22,857)	(20,779)
Earnings from joint venture investment	845	587	529
Foreign exchange losses	(287)	(61)	(975)
Other non-operating income (expenses)	554	267	(167)
Total other expenses	(8,172)	(24,487)	(26,145)
Income before income taxes	63,504	35,946	14,481
Provision for income taxes	26,721	19,354	14,377
Net income	$36,783	$16,592	$104
Weighted average common shares outstanding:
Basic	63,304,838	52,536,224	52,536,224
Diluted	63,304,948	52,536,224	52,536,224
Basic earnings per common share	$0.58	$0.32	$—
Diluted earnings per common share	$0.58	$0.32	$—

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)

	At December 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,737	$32,735
Accounts receivable, less allowance for doubtful accounts of approximately $340 and $462 at December 31, 2012 and 2011, respectively	21,405	22,833
Other receivables	1,666	1,724
Inventories	70,866	60,456
Prepaid expenses and other current assets	3,233	3,056
Prepaid income taxes	384	—
Deferred offering costs	—	1,996
Deferred tax assets, current	3,851	2,218
Total current assets	138,142	125,018
Property, plant and equipment, net	47,004	36,500
Deferred tax assets, noncurrent	2,158	2,046
Joint venture investment	2,718	2,122
Goodwill	142,773	142,773
Intangible assets, net	130,946	131,219
Deferred financing costs, net of accumulated amortization of $2,758 and $2,539 at December 31, 2012 and 2011, respectively	701	920
Other assets	4,799	5,743
Total assets	$469,241	$446,341

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	At December 31,
	2012	2011
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$27,366	$27,308
Accrued expenses	29,503	26,683
Current portion of long-term debt	—	12,000
Income taxes payable	—	4,324
Total current liabilities	56,869	70,315

Revolving credit facility	45,000	—
Long-term debt	—	52,000
Other long-term liabilities	7,271	6,257
Mandatorily redeemable preferred stock and preferred equity interests	—	251,429
Deferred tax liabilities	49,016	47,623
Total liabilities	158,156	427,624
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock-$0.01 par value; 350,000,000 shares authorized, 68,144,473 issued and 67,866,667 shares outstanding as of December 31, 2012; 52,536,252 authorized and issued and 52,536,224 shares outstanding as of December 31, 2011	681	525
Preferred stock-$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of December 31, 2012; no shares authorized, issued or outstanding as of December 31, 2011	—	—
Additional paid-in capital	308,545	48,968
Treasury stock, at cost	(4,874)	(174)
Retained earnings (accumulated deficit)	7,166	(29,617)
Accumulated other comprehensive loss	(433)	(985)
Total stockholders’ equity	311,085	18,717
Total liabilities and stockholders’ equity	$469,241	$446,341

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Unallocated Amounts	Consolidated Totals
	(In thousands)
Year ended December 31, 2012
Net sales	$180,291	$17,879	$95,934	$104,447	$—	$398,551
Operating income	$57,208	$964	$36,328	$30,368	$(53,192)	$71,676
Depreciation and amortization	$5,889	$940	$832	$2,403	$1,440	$11,504
Year ended December 31, 2011
Net sales	$143,809	$16,198	$79,036	$90,925	$—	$329,968
Operating income	$44,650	$973	$29,195	$26,037	$(40,422)	$60,433
Depreciation and amortization	$5,318	$1,154	$518	$1,890	$1,209	$10,089
Year ended December 31, 2010
Net sales	$106,942	$13,102	$62,866	$69,893	$—	$252,803
Operating income	$27,610	$613	$23,576	$21,874	$(33,047)	$40,626
Depreciation and amortization	$5,323	$1,232	$398	$1,645	$1,190	$9,788

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income to
Net Income Before Preferred Dividend Expense (Non-Cash) and One-Time Costs
(In millions)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	16.9	12.8	36.8	16.6
Dividend expense on mandatorily redeemable preferred stock and preferred equity interests	—	5.7	7.9	22.9
One-time special bonus to Tumi’s Chief Executive Officer, President and Director in connection with Tumi’s April 2012 initial public offering (after-tax)	—	—	3.1	—
One-time operating expenses in conjunction with secondary common stock offerings (after-tax)	0.4	—	0.4	—
Net income before preferred dividend expense (non-cash) and one-time costs 1	17.3	18.5	48.2	39.4
Note
1 Totals may not foot due to rounding

Non-GAAP Financial Measure
Net income before preferred dividend expense (non-cash) and one-time costs is a non-GAAP financial measure and is defined as net income plus dividend expense on mandatorily redeemable preferred stock and preferred equity interests and other one-time costs, such as the one-time special bonus to Tumi’s Chief Executive Officer, President and Director in connection with Tumi’s April 2012 initial public offering of $3.1 million (after-tax), and the one-time operating expenses incurred in conjunction with the secondary common stock offering of $0.4 million (after-tax). Net income before preferred dividend expense (non-cash) and one-time costs is an important supplemental measure for Tumi’s internal reporting, including for its board of directors and management, and is a key measure used to evaluate profitability and operating performance. Net income before preferred dividend expense (non-cash) and one-time costs provides investors and other users of Tumi’s financial information, when viewed in conjunction with its condensed consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitates period-to-period comparisons of operating performance and facilitates comparisons with other companies. Tumi uses this metric in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on this measure as Tumi’s only measure of operating performance. Net income before preferred dividend expense (non-cash) and one-time costs should not be viewed as a substitute for net income.

Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2011 will not impact the comparable store comparison until January 1, 2013.
Source: Tumi Holdings, Inc.
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